CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-69114; 2-77987; 2-77988; 2-85545; 2-94205; 33-24530; 33-52072; 33-52076; 33-63847; 33-64285; 333-21367; 333-31289; 333-31291; 333-45007; 333-45011; 333-69193; 333-71241; 333-71243; 333-71245; 333-88777; 333-88779; 333-34118; 333-35396; 333-52518; 333-74764; 333-75698) of Applied Materials, Inc. of our report dated November 14, 2001, except as to Note 14 which is as of December 12, 2001, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
January 23, 2002